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                                                                 EXHIBIT 10.2.2

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                       OF
                              KENNETH A. KESSLER


            THIS AGREEMENT, effective as of the 23rd day of December, 1998, is made by and between American Psych Systems Holdings, Inc., a Delaware corporation ("APS"), and Kenneth A. Kessler, M.D. (the "Employee").

                                   WITNESSETH:

            WHEREAS, the Employee and APS are parties to an Employment Agreement dated April 3, 1995 (the "Agreement");

            WHEREAS, Psych Systems Holdings, Inc. ("PSH"), a wholly-owned subsidiary of APS, desires to enter into a loan transaction (the "Loan") with NationsCredit Commercial Corporation ("NationsCredit") whereby NationsCredit will make a credit facility available to PSH in the aggregate principal amount of up to $25,000,000;

            WHEREAS, NationsCredit, as a condition of advancing the Loan, is requiring that Employee extend the term of the Agreement to the earlier of (i) December 15, 2003 or (ii) the date upon which the Loan is repaid in full; and

            WHEREAS, the parties hereto desire to set forth their agreement concerning the extension of the termination date of the Agreement.

            NOW, THEREFORE, in consideration of the foregoing, for the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree and covenant as follows:

      1.    AMENDMENT TO TERM OF EMPLOYMENT AGREEMENT

      Section 1.02 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            1.02 TERM. The term of Employment hereunder shall commence as of April 3, 1995, and shall continue through the earlier of (i) December 15, 2003 or (ii) such time as the loan described in that certain Credit Agreement, dated December 23, 1998, among Psych Systems Holdings, Inc., American Psych Systems Holdings, Inc., the Lenders referenced therein and NationsCredit Commercial Corporation, is paid in full.


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      2.    EFFECT OF AMENDMENT

      Except for the amendment to the Agreement set froth in paragraph 1 above, all of the terms and conditions of the Agreement remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, APS has caused its duly authorized officer to execute and acknowledge this Agreement and Employee has set his hand and seal, all on the day and year first above written.


                              AMERICAN PSYCH SYSTEMS HOLDINGS, INC.



                        By:   /s/ Scott Taylor
                              ---------------------------------
                              Scott O. Taylor, Vice President


                              EMPLOYEE


                              /s/ Kenneth Kessler
                              ---------------------------------
                              Kenneth A. Kessler



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